Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2016 RESULTS

•	First quarter comparable store sales increase of 6.1%

•	Record high first quarter operating margin of 20%

•	26% increase in first quarter diluted earnings per share to $2.59

Springfield, MO, April 27, 2016 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenues and earnings for its first quarter ended March 31, 2016.

1st Quarter Financial Results
Sales for the first quarter ended March 31, 2016, increased $194 million, or 10%, to $2.10 billion from $1.90 billion for the same period one year ago. Gross profit for the first quarter increased to $1.10 billion (or 52.4% of sales) from $987 million (or 51.9% of sales) for the same period one year ago, representing an increase of 11%. Selling, general and administrative expenses for the first quarter increased to $679 million (or 32.4% of sales) from $637 million (or 33.5% of sales) for the same period one year ago, representing an increase of 7%. Operating income for the first quarter increased to $419 million (or 20.0% of sales) from $350 million (or 18.4% of sales) for the same period one year ago, representing an increase of 19%.

Net income for the first quarter ended March 31, 2016, increased $43 million, or 20%, to $255 million (or 12.2% of sales) from $213 million (or 11.2% of sales) for the same period one year ago. Diluted earnings per common share for the first quarter increased 26% to $2.59 on 99 million shares versus $2.06 on 103 million shares for the same period one year ago.

Commenting on the Company’s first quarter results, O’Reilly’s President and CEO, Greg Henslee stated, “We are very proud to report a strong start to 2016, highlighted by a 6.1% increase in comparable store sales, which represents our 10th consecutive quarter of comparable store sales growth greater than 5%, and a 26% increase in first quarter diluted earnings per share to $2.59, which is our 29th consecutive quarter of diluted earnings per share growth greater than 15%. As we previously discussed, our first quarter 2016 results included one additional day due to Leap Day, which is excluded from our comparable store sales results, but benefited our first quarter EPS by approximately $0.05 per share. Our consistently strong performance is the direct result of the unwavering commitment of our over 73,000 Team Members dedicated to providing excellent customer service, and I would like to thank each of our hard working Team Members for our strong first quarter performance and their relentless focus on our long-term success.”

Mr. Henslee continued, “As we have commented on in the past, our gross margin results can face headwinds relating to merchandise acquisition cost improvements, which is a positive driver to our long-term gross margin expansion, but can create short term pressure on our gross margin results due to reducing our inventory value to the lower acquisition cost in accordance with our LIFO accounting. Our second quarter earnings per share guidance includes an expected non-cash impact from a specific new supplier contract resulting in LIFO headwinds of approximately $23 million. While this item impacts our second quarter gross margin expectations, we still anticipate full-year gross margin to be within our previously guided range of 52.3% to 52.7% of sales as our gross margin benefits from these cost reductions for the remainder of 2016.”

Share Repurchase Program
During the first quarter ended March 31, 2016, the Company repurchased 1.2 million shares of its common stock, at an average price per share of $254.02, for a total investment of $313 million. Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.3 million shares of its common stock, at an average price per share of $270.61, for a total investment of $71 million. The Company has repurchased a total of 52.7 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $108.84, for a total aggregate investment of $5.74 billion. As of the date of this release, the Company had approximately $509 million remaining under its current share repurchase authorization.

1st Quarter Comparable Store Sales Results
Comparable store sales are calculated based on the change in sales for stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members, as well as the sales from Leap Day in the three months ended March 31, 2016. Comparable store sales increased 6.1% for the first quarter ended March 31, 2016, versus 7.2% for the same period one year ago.

2nd Quarter and Updated Full-Year 2016 Guidance
The table below outlines the Company’s guidance for selected second quarter and updated full-year 2016 financial data:

	For the Three Months Ending June 30, 2016	For the Year Ending December 31, 2016
Comparable store sales	3% to 5%	3% to 5%
Total revenue		$8.4 billion to $8.6 billion
Gross profit as a percentage of sales		52.3% to 52.7%
Operating income as a percentage of sales		19.3% to 19.7%
Diluted earnings per share (1)	$2.54 to $2.64	$10.10 to $10.50
Capital expenditures		$460 million to $490 million
Free cash flow (2)		$750 million to $800 million

(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.

(2)	Calculated as net cash provided by operating activities less capital expenditures for the period.

Non-GAAP Information
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent (“EBITDAR”) and free cash flow. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.

Earnings Conference Call Information
The Company will host a conference call on Thursday, April 28, 2016, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 585-4405; the conference call identification number is 42060798. A replay of the conference call will be available on the Company’s website through Thursday, April 27, 2017.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of March 31, 2016, the Company operated 4,623 stores in 44 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2015, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2016	March 31, 2015	December 31, 2015
	(Unaudited)	(As Adjusted, Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$716,008	$473,646	$116,301
Accounts receivable, net	178,282	162,020	161,078
Amounts receivable from suppliers	68,486	69,545	72,609
Inventory	2,701,760	2,527,982	2,631,015
Other current assets (1)	36,927	39,326	29,023
Total current assets (1)	3,701,463	3,272,519	3,010,026

Property and equipment, at cost	4,473,747	4,080,350	4,372,250
Less: accumulated depreciation and amortization	1,559,820	1,381,502	1,510,694
Net property and equipment	2,913,927	2,698,848	2,861,556

Notes receivable, less current portion	12,172	12,414	13,219
Goodwill	757,130	756,384	757,142
Other assets, net (1)	35,081	37,605	34,741
Total assets (1)	$7,419,773	$6,777,770	$6,676,684

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,782,609	$2,470,749	$2,608,231
Self-insurance reserves	71,069	67,676	72,741
Accrued payroll	66,842	75,059	59,101
Accrued benefits and withholdings	49,175	42,413	72,203
Income taxes payable	114,321	78,939	1,444
Other current liabilities	231,661	200,888	232,678
Current portion of long-term debt	—	6	—
Total current liabilities (1)	3,315,677	2,935,730	3,046,398

Long-term debt, less current portion (1)	1,885,877	1,388,801	1,390,018
Deferred income taxes (1)	76,450	97,981	79,772
Other liabilities	201,928	211,758	199,182

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
96,726,677 as of March 31, 2016,
101,347,744 as of March 31, 2015, and
97,737,171 as of December 31, 2015	967	1,013	977
Additional paid-in capital	1,301,057	1,234,133	1,281,497
Retained earnings	637,817	908,354	678,840
Total shareholders’ equity	1,939,841	2,143,500	1,961,314

Total liabilities and shareholders’ equity (1)	$7,419,773	$6,777,770	$6,676,684
Note: The balance sheet at December 31, 2015, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

(1)
Certain amounts as of March 31, 2015, have been reclassified to conform to current period presentation, due to the Company’s adoption of new accounting standards during the fourth quarter ended December 31, 2015. See Note 1 “Summary of Significant Accounting Policies” to the Consolidated Financial Statements of the annual report on Form 10-K for the year ended December 31, 2015.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended March 31,
	2016	2015
Sales	$2,096,150	$1,901,903
Cost of goods sold, including warehouse and distribution expenses	998,571	914,944
Gross profit	1,097,579	986,959

Selling, general and administrative expenses	678,953	636,586
Operating income	418,626	350,373

Other income (expense):
Interest expense	(14,821)	(14,402)
Interest income	752	580
Other, net	1,017	1,113
Total other expense	(13,052)	(12,709)

Income before income taxes	405,574	337,664
Provision for income taxes	150,200	124,800
Net income	$255,374	$212,864

Earnings per share-basic:
Earnings per share	$2.63	$2.09
Weighted-average common shares outstanding – basic	97,140	101,612

Earnings per share-assuming dilution:
Earnings per share	$2.59	$2.06
Weighted-average common shares outstanding – assuming dilution	98,537	103,257

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	$255,374	$212,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	52,778	54,950
Amortization of debt discount and issuance costs	546	525
Excess tax benefit from share-based compensation	(14,762)	(21,188)
Deferred income taxes	(3,322)	(4,441)
Share-based compensation programs	5,178	5,890
Other	1,481	1,355
Changes in operating assets and liabilities:
Accounts receivable	(19,206)	(19,867)
Inventory	(70,745)	26,807
Accounts payable	174,378	53,582
Income taxes payable	127,638	117,221
Other	(21,183)	(21,673)
Net cash provided by operating activities	488,155	406,025

Investing activities:
Purchases of property and equipment	(103,974)	(91,140)
Proceeds from sale of property and equipment	864	658
Payments received on notes receivable	1,047	935
Net cash used in investing activities	(102,063)	(89,547)

Financing activities:
Proceeds from the issuance of long-term debt	499,160	—
Payment of debt issuance costs	(3,725)	—
Principal payments on capital leases	—	(19)
Repurchases of common stock	(312,656)	(134,813)
Excess tax benefit from share-based compensation	14,762	21,188
Net proceeds from issuance of common stock	16,074	20,252
Net cash provided by (used in) financing activities	213,615	(93,392)

Net increase in cash and cash equivalents	599,707	223,086
Cash and cash equivalents at beginning of the period	116,301	250,560
Cash and cash equivalents at end of the period	$716,008	$473,646

Supplemental disclosures of cash flow information:
Income taxes paid	$23,765	$8,675
Interest paid, net of capitalized interest	23,063	23,435

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Unaudited)

		For the Twelve Months Ended March 31,
Adjusted Debt to EBITDAR:		2016	2015
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt (1)		$1,885,877	$1,388,807
Add:	Letters of credit	38,936	50,506
	Discount on senior notes	3,586	3,259
	Debt issuance costs	10,537	7,940
	Six-times rent expense	1,651,944	1,597,278
Adjusted debt		$3,590,880	$3,047,790

GAAP net income		$973,726	$817,186
Add:	Interest expense	57,548	54,283
	Provision for income taxes	554,550	467,700
	Depreciation and amortization	208,084	201,678
	Share-based compensation expense	21,187	23,889
	Rent expense	275,324	266,213
EBITDAR		$2,090,419	$1,830,949

Adjusted debt to EBITDAR		1.72	1.66

	March 31,
	2016	2015
Selected Balance Sheet Ratios:
Inventory turnover (2)	1.5	1.4
Average inventory per store (in thousands) (3)	$584	$570
Accounts payable to inventory (4)	103.0%	97.7%
Return on equity (5)	49.5%	39.6%
Return on assets (1)(6)	14.2%	12.4%

	For the Three Months Ended March 31,
	2016	2015
Selected Financial Information (in thousands):
Capital expenditures	$103,974	$91,140
Free cash flow (7)	384,181	314,885
Depreciation and amortization	52,778	54,950
Interest expense	14,821	14,402
Rent expense	$70,003	$67,938

Store and Team Member Information:

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2016	2015	2016	2015
Beginning store count	4,571	4,366	4,433	4,216
New stores opened	52	67	194	223
Stores closed	—	—	(4)	(6)
Ending store count	4,623	4,433	4,623	4,433

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2016	2015	2016	2015
Total employment	73,599	69,708
Square footage (in thousands)	33,559	32,101
Sales per weighted-average square foot (8)	$62.39	$59.24	$247.28	$234.98
Sales per weighted-average store (in thousands) (9)	$452	$429	$1,792	$1,699

(1)    Prior period amount has been reclassified to conform to current period presentation, due to the Company’s adoption of new accounting standards during the fourth quarter ended December 31, 2015. See Note 1 “Summary of Significant Accounting Policies” to the Consolidated Financial Statements of the annual report on Form 10-K for the year ended December 31, 2015.

(2)    Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.

(3) Calculated as inventory divided by store count at the end of the reported period.
(4) Calculated as accounts payable divided by inventory.
(5)    Calculated as net income for the last 12 months divided by average total shareholders’ equity. Average total shareholders’ equity is calculated as the average of total shareholders’ equity for the trailing four quarters used in determining the denominator.

(6)    Calculated as net income for the last 12 months divided by average total assets. Average total assets is calculated as the average of total assets for the trailing four quarters used in determining the denominator.

(7) Calculated as net cash provided by operating activities less capital expenditures for the period.
(8)    Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closures.

(9)    Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of opening, acquisition or closures.